August 6, 2025
Dear Tim:
This letter (the “Letter Agreement”) confirms the agreement between you and Rapid7, Inc. (the “Company”) regarding your retirement and the transition of your duties and responsibilities on behalf of the Company.
1.Termination Date, Last Day in Role, and Transition Services. You will remain employed with the Company until the earliest of (i) the date your successor assumes the role of Chief Financial Officer of the Company (“CFO”), (ii) February 28, 2026, or (iii) any earlier date determined by the Company in its discretion (such date, the “Termination Date” and such period, the “Transition Period”). Should the Company terminate your employment prior to February 28, 2026 for any reason other than Cause (as that term is defined in the Rapid7, Inc. 2015 Equity Incentive Plan (the “Plan”)), provided that you execute and do not revoke a release of claims substantially in the form attached as Exhibit A to this Letter Agreement (such release, the “Supplemental Release”, and such requirement, the “Supplemental Release Requirement”)), the Company shall pay you (in a lump-sum within 60 days of your separation from service) an amount equal to the base salary you would have received from the Termination Date through February 28, 2026, and further shall cover the cost for you to continue your participation in the Company’s medical, dental and vision plans through February 28, 2026 through the COBRA Benefit (as defined in Section 4(b) of this Letter Agreement). The Termination Date will be your last day of employment with the Company, and, following the Termination Date, you will no longer be employed by the Company and will no longer hold yourself out as employed by the Company (and will resign from all other offices you hold with Company affiliates). You agree that, from the date of this Letter Agreement through and including the Termination Date, you will continue to perform your duties and responsibilities as CFO in a professional manner (which duties and responsibilities include, but are not limited to, overseeing the preparation and distribution of, and certifying the accuracy and completeness of, any financial disclosures required of the Company); perform such additional duties and responsibilities as may be reasonably requested by the Chief Executive Officer of the Company (the “CEO”) and/or the Board of Directors of the Company (the “Board”) from time to time; and cooperate in the effort to effect an orderly, smooth, and efficient transition of your duties and responsibilities to such individual(s) as the Company may direct.
2.Advisory Services. During the period commencing on the day immediately following the Termination Date and ending on the six (6) month anniversary of the Termination Date (the “Advisory Period”), the Company agrees to retain you and you agree to provide advisory services to the Company with respect to the types of matters that were subject to your purview as an employee of the Company prior to the Termination Date. In particular, during the Advisory Period, you will continue to report to the CEO and be available as reasonably requested by the Company to assist with the transition of your duties and responsibilities, including responding to inquiries regarding

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matters with which you were involved prior to the Termination Date, reviewing and assisting in the preparation of any financial reporting required of the Company, and assisting with such other matters as may be reasonably requested by the Company (the “Advisory Services”).
3.Transition Period Benefits. During the Transition Period, so long as you remain employed with the Company, you will continue to receive your current base salary and participate in the Company’s benefit plans, subject to your satisfaction of the Supplemental Release Requirement, including eligibility for a prorated portion of your 2025 Annual Performance Bonus award based on the number of days you are employed during the 2025 fiscal year (or full 2025 Annual Performance Bonus award if your Termination Date is on or after December 31, 2025) at the same payout achievement percentage for the 2025 Annual Performance Bonus awarded to other executive officers who remain actively employed through the relevant payment date, and your participation in the Plan on the same terms and conditions on which you participate as of the date hereof; provided¸ however, that you will not be eligible to receive any Annual Performance Bonus with respect to the 2026 fiscal year or any equity award grant under the Plan following the date of this Letter Agreement. Notwithstanding the foregoing sentence and except as set forth in this Section 3 or Section 4 of this Letter Agreement, you acknowledge and agree that your termination of employment will not constitute a Qualifying Termination as such term is defined in your Severance and Equity Award Vesting Acceleration Agreement, dated as of August 30, 2023 (the “Severance Agreement”) and, from and after the date of this Letter Agreement, you will no longer be eligible for any payments or benefits pursuant to the Severance Agreement. Your outstanding equity awards that were previously granted to you by the Company pursuant to the Plan will be eligible to continue to vest during the Transition Period in accordance with the terms and conditions of the applicable equity plan(s) and award agreement(s) pursuant to which they were granted. In addition, in the event that a Change in Control (as defined in the Severance Agreement) occurs during the Transition Period, provided that you remain employed until the Termination Date, the Termination Date shall be considered a Qualifying Termination solely for purposes of Section 2(a) of the Severance Agreement. Any award agreement(s) between you and the Company evidencing your equity awards pursuant to the Plan will remain in full force and effect and you agree to remain bound by them. You also acknowledge and agree that you will remain bound by all Company policies and guidelines, including, but not limited to, the Company’s Insider Trading Policy and the Company’s Compensation Recoupment Policy.
(a)    No other entitlements during the Transition Period. Except for your salary through the Termination Date, reimbursement of expenses you incur prior to the Termination Date which are properly substantiated in accordance with the Company’s expense reimbursement policy, and your accrued rights under any Company benefit plans, and any other payments or benefits required to be paid or provided by law, you agree that you will not be entitled to any additional compensation from the Company, including any salary, bonus or incentive compensation, leave, severance or separation pay (including, without limitation, under your Severance Agreement), or other remuneration or benefits of any kind, other than as set forth in this Letter Agreement.
4.Advisory Period Benefits. In exchange for your remaining actively employed in good standing through the Termination Date and performing your duties and responsibilities to the Company (including, without limitation, in respect of financial reporting and disclosure) and providing the Advisory Services during the Advisory Period, and for your satisfaction of the Supplemental Release Requirement, the Company will provide you with the following benefits:
(a)    Advisory Fee. The Company will pay you an advisory fee equal to your current monthly base salary (the “Advisory Fee”), which will be prorated for partial months of service. The Company will reimburse you for any travel expenses necessarily incurred in the performance of the Advisory Services. The Advisory Fee will be paid to you in accordance with the Company’s normal payroll practices, with the first installment of the Advisory Fee being paid to you on the first regularly scheduled payroll date following the Supplemental Release Effective Date (as defined on Exhibit A hereto) but will include all Advisory Fee installments that would have otherwise been paid to you prior to the Supplemental Release Effective Date (if any); provided, that if the period in which you may revoke the Supplemental Release (the “Revocation Period”) spans more than one taxable year, then the first installment of the Advisory Fee (including any other installments that would have otherwise been paid to you prior to the Supplemental Release Effective Date) and any lump-sum payment in lieu of your base salary through February 28, 2026 pursuant to Section 1 of this Letter Agreement will be paid to you on the first regularly scheduled payroll date following the last day of the Revocation Period.
(b)    Treatment of Outstanding Equity. Your service, whether as a continuing employee or as an Advisor, up to and including February 28, 2026, will be considered “Continuous Service” for purposes of the Plan, and your outstanding equity awards that were previously granted to you by the Company pursuant to the Plan will continue to be eligible to vest during such portion of the Advisory Period in accordance with the terms and conditions of the applicable equity plan(s) and award agreement(s) pursuant to which they were granted. Your outstanding equity awards that are unvested as of February 28, 2026, will be forfeited in accordance with the terms and conditions of the applicable equity plan(s) and award agreement(s) pursuant to which they were granted. Any award agreement(s) between you and the Company evidencing your equity awards pursuant to the Plan will remain in full force and effect during the Advisory Period and you agree to remain bound by them; provided, that you will no longer be eligible for any accelerated vesting pursuant to Section 2(a) of the Severance Agreement in connection with a Change in Control occurring after the Termination Date.

(c)    COBRA. The Company will cover the costs of COBRA continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for you and your family (the “COBRA Benefit”) through August 31, 2026.
(d)    Outside Services. During the Advisory Period, you may hold positions or provide services to other organizations (“Outside Services”); provided that you provide prior notice to the Company before commencing such Outside Services. You agree to provide the Outside Services in a manner consistent with your obligations to the Company (including in respect of the Advisory Services and as set forth in Section 8 of this Letter Agreement) and that avoids any conflicts of interests with your obligations to the Company.
5.Termination for Cause Prior to Termination Date. Notwithstanding anything else in this Letter Agreement, the Company may terminate your employment for Cause (as defined in the Plan) at any time prior to the Termination Date or during the Advisory Period, in which case you will receive only your base salary through the applicable date of termination, any vested benefits under the Company’s benefit, stock, equity, and long-term incentive plans, reimbursement of duly-documented business expenses, and any other payments or benefits required to be paid or provided by law or Company policy.
6.Release of All Claims. In consideration for receiving the benefits described in this Letter Agreement, and to the fullest extent permitted by applicable law, you hereby waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, claims for attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, any and all rights and claims under the Massachusetts Fair Employment Practices Law (MFEPL), the Massachusetts Civil Rights Act (MCRA), the Massachusetts Equal Rights Act (MERA), the Minimum Fair Wage Act, the Massachusetts Plant Closing Law, the Massachusetts Wage Act, the Massachusetts Equal Pay Act, the Massachusetts Parental Leave Act (MPLA), the Massachusetts Sexual Harassment Statute, all including any amendments and their respective implementing regulations, or any other Federal, State or Local Law, and any other similar Statutes, regulations or laws, claims under any and all other federal, state, and local statutes, regulations, and laws of any type; and claims for any compensation or benefits not specifically referenced in this Letter Agreement, including claims under any Company incentive plan, bonus plan, or severance plan). Execution of this Letter Agreement does not mean that this Release bars (i) any claim that arises

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hereafter, including (without limitation) a claim for breach of this Letter Agreement, (ii) any rights you may already have to be indemnified and/or advanced or reimbursed expenses pursuant to any corporate document of the Company or its affiliates or applicable law, or your right to be covered under any applicable directors’ and officers’ liability insurance policies, (iii) any rights to the transition benefits set forth in this Letter Agreement, and (iv) any rights to vested equity awards and any rights under any benefit plans of the Company under which you have a vested benefit and for which amounts are payable after the Termination Date.
7.No Admission. Nothing contained in this Letter Agreement will constitute or be treated as an admission by you or the Company of liability, any wrongdoing or any violation of law.
8.Other Agreements. At all times in the future, you will remain bound by the terms of any agreements between you and the Company containing restrictive covenants, including with respect to non-competition, non-solicitation and confidentiality covenants, to the extent permitted by applicable law. Except as expressly provided in this Letter Agreement, this Letter Agreement renders null and void all prior agreements between you and the Company and constitutes the entire agreement between you and the Company regarding the subject matter of this Letter Agreement. If any term in this Letter Agreement conflicts with term(s) in any other agreements between you and the Company, this Letter Agreement shall control. This Letter Agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.
9.Company Property. You represent that at the end of the Advisory Period, you will return to the Company all property that belongs to the Company, including (without limitation) copies of documents that belong to the Company and files stored on your computer(s) that contain information belonging to the Company.
10.Confidentiality of Letter Agreement. You agree that, until such time as this Letter Agreement is disclosed publicly by the Company, you will not disclose to others the existence or terms of this Letter Agreement, except that you may disclose such information to your attorney, or financial advisors (provided such individuals agree that they will not disclose to others the existence or terms of this Letter Agreement).
11.No Disparagement. Subject to Section 13 of this Letter Agreement, you agree that you will not make any disparaging statements (orally or in writing) about the Company or its products, services, strategy, legal or business practices, past venture capital investors, known institutional investors, or current or past (as of the date of this Letter Agreement) directors, officers, and known employees who served during your tenure at the Company. The Company agrees that it will instruct and undertake reasonable efforts to ensure its executive officers and Board, during the period of their service to the Company, to not make any disparaging, negative, or detrimental statements to any third parties regarding your performance, relationship with the Company or the separation from such relationship, except on a confidential basis to the Company’s advisors and auditors or to a Government Agency (as defined in Section 13 of this Letter Agreement).
Nothing in this Letter Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
12.Cooperation. You agree that you will provide reasonable cooperation with and assistance to the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings are related to services performed or required to be performed by you, knowledge possessed by you, or any act or omission by you. The Company will reimburse you for reasonable related expenses in connection with such cooperation.
13.Preservation of Rights. Nothing in this Letter Agreement shall waive any right that is not subject to waiver by private agreement, including without limitation any claims arising under state unemployment insurance or workers’ compensation laws, or a challenge to the validity of this Letter Agreement.
In addition, nothing in this Letter Agreement shall be construed to prevent or limit you from: (i) responding truthfully to a valid subpoena; (ii) filing a charge or complaint with, providing information, including documents not otherwise protected from disclosure by any applicable law or privilege, to, testifying before, participating in, or otherwise assisting any investigation conducted by any federal, state or local governmental agency, including, without limitation, the Department of Justice, Congress, any agency Inspector General, Department of Labor, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, any state or local human rights agency, the National Labor Relations Board or the Securities and Exchange Commission (collectively, a “Government Agency”) regarding possible legal violations; (iii) engaging in communications that constitute concerted activities for the purpose of collective bargaining or other mutual aid or protection of employees; (iv) exercising any other applicable rights under Section 7 of the National Labor Relations Act; (v) filing or disclosing any facts necessary to receive unemployment insurance, workers’ compensation, Medicaid, or any other public benefits to which you may be entitled; (vi) communicating with law enforcement or an attorney retained by you; or (vii) making other disclosures that are protected under the whistleblower provisions of any federal or state law or regulation. The Company may not retaliate against you for any of these activities, and nothing in this Agreement or otherwise requires you to waive any monetary award or other payment that you might become entitled to from any Government Agency. Although this Letter Agreement does not limit your right to receive an award for information provided to any Government Agency where such award is provided by the agency, you acknowledge and agree that this Letter Agreement does release and waive any right to any payment, benefit, or other remedy from the Company other than the payments set forth expressly in this Letter Agreement, including any payment from the Company that may come through a class, collective, or representative action brought on your behalf or in which you are a participant. You do not need the prior authorization of the Company to make any such reports or disclosures and you are not required to notify the Company that you have made such reports or disclosures.
14.Taxes. All payments under this Letter Agreement will be subject to all deductions required by law, including applicable taxes and withholdings. In accordance with its normal payroll practices, the Company will mail to your home address in the Company’s records any tax reporting forms it prepares in accordance with any payments made to you, at such time as those forms are prepared and/or filed. You will be solely responsible and liable for any taxes owed on any payments or benefits made or provided to you under this Letter Agreement, except for taxes the Company believes it has an obligation to withhold from any such payments or benefits.
15.Section 409A. The intent of the parties is that payments and benefits under this Letter Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Letter Agreement shall be interpreted to be in compliance with Code Section 409A; provided, that the Company does not guarantee to you any particular tax treatment with respect to this Letter Agreement and any payments hereunder. Each installment of the Advisory Fee is hereby designated as a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). You and the Company reasonably expect that the performance of the Advisory Services shall not require you to provide more than twenty percent (20%) of the average level of services rendered by you to the Company and its affiliates during the thirty-six (36) month period immediately preceding your Termination Date. You will perform the Advisory Services in a professional and diligent manner.
16.Severability. If any term of this Letter Agreement is held to be invalid, void or unenforceable, the remainder of this Letter Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.
17.Choice of Law. This Letter Agreement will be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.
18.Execution. This Letter Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.
Please indicate your agreement with the above terms by signing below.

Very truly yours,

RAPID7, INC.
By:	/s/ Corey Thomas
Name: Corey Thomas
Title: Chief Executive Officer

I agree to the terms of this Letter Agreement.

/s/ Tim Adams
Tim Adams

EXHIBIT A
SUPPLEMENTAL RELEASE
You and Rapid7, Inc. (the “Company”) hereby enter into this Supplemental Release (the “Supplemental Release”), which will become effective on the Supplemental Release Effective Date (as defined below).
1.Last Date of Employment. Your last day of employment with the Company was [•], 2025 (“Termination Date”).
2.Release of All Claims. In consideration for receiving the benefits described in that certain Letter Agreement between you and the Company, dated as of August 6, 2025 (the “Letter Agreement”), and to the fullest extent permitted by applicable law, you hereby waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, claims for attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, any and all rights and claims under the Massachusetts Fair Employment Practices Law (MFEPL), the Massachusetts Civil Rights Act (MCRA), the Massachusetts Equal Rights Act (MERA), the Minimum Fair Wage Act, the Massachusetts Plant Closing Law, the Massachusetts Wage Act, the Massachusetts Equal Pay Act, the Massachusetts Parental Leave Act (MPLA), the Massachusetts Sexual Harassment Statute, all including any amendments and their respective implementing regulations, or any other Federal, State or Local Law, and any other similar Statutes, regulations or laws, claims under any and all other federal, state, and local statutes, regulations, and laws of any type; and claims for any compensation or benefits not specifically referenced in the Letter Agreement, including claims under any Company incentive plan, bonus plan, or severance plan).
Execution of this Supplemental Release does not bar (i) any claim that arises hereafter, including (without limitation) a claim for breach of the Letter Agreement or this Supplemental Release, (ii) any rights you may already have to be indemnified and/or advanced or reimbursed expenses pursuant to any corporate document of the Company or its affiliates or applicable law, or your right to be covered under any applicable directors’ and officers’ liability insurance policies, (iii) any rights to the transition benefits set forth in the Letter Agreement, and (iv) any rights to vested equity awards and any rights under any benefit plans of the Company under which you have a vested benefit and for which amounts are payable after the Termination Date. Further, nothing in this Supplemental Release waives any right that is not subject to waiver by private agreement, including without limitation any claims arising under state unemployment insurance or workers’

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compensation laws, or a challenge to the validity of the Letter Agreement or this Supplemental Release.
In addition, nothing in this Supplemental Release shall be construed to prevent or limit you from: (i) responding truthfully to a valid subpoena; (ii) filing a charge or complaint with, providing information, including documents not otherwise protected from disclosure by any applicable law or privilege, to, testifying before, participating in, or otherwise assisting any investigation conducted by any federal, state or local governmental agency, including, without limitation, the Department of Justice, Congress, any agency Inspector General, Department of Labor, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, any state or local human rights agency, the National Labor Relations Board or the Securities and Exchange Commission (collectively, a “Government Agency”) regarding possible legal violations; (iii) engaging in communications that constitute concerted activities for the purpose of collective bargaining or other mutual aid or protection of employees; (iv) exercising any other applicable rights under Section 7 of the National Labor Relations Act; (v) filing or disclosing any facts necessary to receive unemployment insurance, workers’ compensation, Medicaid, or any other public benefits to which you may be entitled; (vi) communicating with law enforcement or an attorney retained by you; or (vii) making other disclosures that are protected under the whistleblower provisions of any federal or state law or regulation. The Company may not retaliate against you for any of these activities, and nothing in this Supplemental Release or otherwise requires you to waive any monetary award or other payment that you might become entitled to from any Government Agency. Although this Supplemental Release does not limit your right to receive an award for information provided to any Government Agency where such award is provided by the agency, you acknowledge and agree that this Supplemental Release does release and waive any right to any payment, benefit, or other remedy from the Company other than the payments set forth expressly in the Letter Agreement, including any payment from the Company that may come through a class, collective, or representative action brought on your behalf or in which you are a participant. You do not need the prior authorization of the Company to make any such reports or disclosures and you are not required to notify the Company that you have made such reports or disclosures.
For the purpose of implementing a full and complete release, you expressly acknowledge that this Agreement is intended to include all claims, if any, which you do not know or suspect to exist in your favor and that this Agreement extinguishes those claims. You acknowledge that you may later discover facts different from or in addition to those you now know or believe to be true regarding the matters released or described in this Agreement, and even so you agree that the releases and agreements contained in this Agreement shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. You expressly assume any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies released in this Agreement or with regard to any facts now unknown to you relating thereto.

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3.No Admission. Nothing contained in this Supplemental Release will constitute or be treated as an admission by you or the Company of liability, any wrongdoing or any violation of law.
4.Other Agreements. Except as expressly provided in the Letter Agreement and this Supplemental Release, the Letter Agreement and this Supplemental Release render null and void all prior agreements between you and the Company and constitute the entire agreement between you and the Company regarding the subject matter of the Letter Agreement and this Supplemental Release. If any term in the Letter Agreement and this Supplemental Release conflicts with term(s) in any other agreements between you and the Company, the Letter Agreement and this Supplemental Release shall control. This Supplemental Release may be modified only in a written document signed by you and a duly authorized officer of the Company.
5.Severability. If any term of this Supplemental Release is held to be invalid, void or unenforceable, the remainder of this Supplemental Release will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.
6.Choice of Law. This Supplemental Release will be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.
7.Execution. This Supplemental Release may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.
8.Consideration and Revocation Periods. You agree by your signature below that you had, and that the Company gave you, at least twenty-one (21) days to review and consider this Supplemental Release before signing it, and that such period was sufficient for you to fully and completely consider all of its terms. The Company hereby advises you to discuss this Supplemental Release with your own attorney (at your own expense) during this period if you wish to do so. You may accept this Supplemental Release by delivering a copy of this Supplemental Release signed by you to me within twenty-one (21) days of the Termination Date; provided, that you may not execute this Supplemental Release prior to the Termination Date. You may revoke your acceptance of this Supplemental Release for a period of seven (7) days after signing the Supplemental Release by delivering written notification to me within that seven-day period. If you do not revoke your acceptance of this Supplemental Release, it will be effective on the eighth (8th) day after you sign it (such date, the “Supplemental Release Effective Date”). If you revoke your acceptance of this Supplemental Release, you will not be entitled to the benefits listed in the Letter Agreement. You agree that you have carefully read this Supplemental Release, fully understand what it means, and are entering into it voluntarily without duress, coercion, fraud, misrepresentation or threat to

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withdraw or alter the offer prior to the expiration of the twenty-one (21) day consideration period.
Please indicate your agreement with the above terms by signing below.
Very truly yours,

RAPID7, INC.
By:
Name:
Title:

I agree to the terms of this Supplemental Release.

Tim Adams
Dated:

A-4

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